Exhibit 10.14

LINCOLN TECHNICAL INSTITUTE

MANAGEMENT STOCK OPTION PLAN

(Effective January 1, 2002)

1.             Purpose.  The Lincoln Technical Institute Management Stock Option Plan (the “Plan”) is intended to further the best interests of Lincoln Technical Institute, Inc., a New Jersey corporation (the “Company”), and its subsidiaries by encouraging key employees, consultants and non-employee directors of the Company and such subsidiaries to continue their association with the Company and its subsidiaries and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Company and its future growth.  The Company believes that this goal may best be achieved through the grant of nonqualified stock options (the “Nonqualified Stock Options”) or incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Incentive Stock Options”, and together with the Nonqualified Stock Options, the “Options”), to purchase shares of Class A common stock, no par value, of the Company (“Common Stock”).  Options are sometimes referred to herein as “Awards”.

2.             Shares Subject to Plan.  There are reserved for issue upon the exercise of Options granted under the Plan no more than 2,087,835 shares (the “Option Shares”) of the Company’s authorized Common Stock.  The Option Shares are reserved for grant as either Service Options (as defined below) or Performance Options (as defined below).  If any Option granted under the Plan shall expire or terminate without having been exercised in full or cancelled in exchange for a cash or other payment, subject to the terms of Section 9 hereof, the unissued Option Shares subject thereto shall again be available for the purposes of the Plan.  Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued in connection with Incentive Stock Options is 1,043,917 shares, subject to such adjustments under Section 8 as may be permitted under Section 422 of the Code.

3.             Effective Date of Plan.  The Plan shall take effect on January 1, 2002 (the “Effective Date”).  The shareholders of the Company shall duly approve the Plan within 12 months after its adoption by the Board of Directors of the Company (the “Board”).  If such shareholder approval is not obtained, then the Plan shall be void ab initio and any Awards made hereunder shall be automatically rescinded.

4.             Administration of the Plan.  The Plan shall be administered by the Board or by the Compensation Committee of the Board (the “Committee”).  The Board may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan.  The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any Awards granted under it shall be final and conclusive.  No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it.

5.             Eligibility.  Options may be granted only to those key employees (“Employees”), consultants (“Consultants”) and non-employee directors (“Directors”) of the

Company or of any subsidiary of the Company (as such term is defined in Section 425 of the Code) selected by the Board or the Committee (together, the “Participants”).

6.             Options.

(a)           Grant of Options.  The Company, by action of the Board or of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase Option Shares to Participants and for such number of Option Shares as may be determined by the Board or the Committee.  Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board or by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan.  The grant of any such Option shall be evidenced by a written agreement executed by such officer of the Company as is designated in the resolution of the Board or the Committee authorizing such Option grant, and the date thereof shall be the date of grant of such Option.

(b)           Option Price.  The per share exercise price of each Option (the “Option Price”) granted pursuant to this Plan shall be determined by the Board or by the Committee; provided that the Option Price of any Options granted on the Effective Date shall be $3.10 per Option Share.  Notwithstanding the foregoing, the Option Price for an Incentive Stock Option shall be no less than 100% of the fair market value of a share of Common Stock as of the date of grant, as determined in good faith by the Committee in accordance with Section 422 of the Code.

(c)           Duration of Options.  The period for which each Option granted hereunder shall be effective shall commence upon the date of the written agreement evidencing such Option and (unless otherwise expressly specified in such written agreement) shall continue until such Option shall be terminated according to its terms or as hereinafter provided (the “Option Period”).  Except as otherwise expressly provided in this Section 6(c) and in Section 10 hereof, an Option (whether or not exercisable) shall terminate immediately upon an Employee’s ceasing to be an employee, a Consultant’s ceasing to be a consultant or, in the case of a Director, a Director’s ceasing to be a member of the Board of the Company or any of its subsidiaries.  The Option Period of any Option granted pursuant to this Plan shall terminate upon the earliest to occur of (1) the tenth anniversary of the date of the written agreement evidencing such Option and (2) the following dates:

(i)            the six-month anniversary of the date upon which the Participant holding such Option ceases to be an employee, consultant or director of the Company or its subsidiaries by reason of death;

(ii)           unless otherwise specifically provided in any agreement between the Participant and the Company or one of its subsidiaries, the thirty-day anniversary of the date of the Retirement or Disability (as such terms are defined in the Management Stockholders Agreement dated April 1, 2001, by and among the Company, the Management Investors (as defined therein) parties thereto and Stonington (as defined therein) (as in effect from time to time, the “Management Stockholders Agreement”)) of the Participant if the Participant retires or is disabled while an employee, consultant or director of the Company or any of its subsidiaries, or the thirty-day anniversary of the date of Retirement, Disability or Involuntary Termination (as defined in the Management

Stockholders Agreement) of the Participant; provided, however, that in the event of a Participant’s termination of employment due to Retirement, Disability or Involuntary Termination, Performance Options shall terminate on the thirty-day anniversary of the later of (A) such termination of employment and (B) April 15th of the year in which such termination of employment occurred.

(iii)          immediately upon a Participant’s Voluntary Resignation (as defined in the Management Stockholders Agreement) or termination of employment, consultancy or directorship with the Company or any of its subsidiaries for Cause (as defined in the Management Stockholders Agreement).

(d)           Non-Transferability.  No Option granted pursuant to this Plan may be sold, offered, disposed of pledged, hypothecated, encumbered or otherwise transferred by the Participant except to a deceased Participant’s executors, administrators and testamentary trustees or as provided in the Management Stockholders Agreement, and, further, during the lifetime of the Participant, the Option may be exercised only by, or on behalf of, the Participant.

(e)           Incentive Stock Options Granted to Certain Shareholders.  No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in Section 424 of the Code) of the Company, unless (i) the Option Price determined as of the date of grant is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to such Option, as determined in good faith by the Board in accordance with Section 422 of the Code, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant.

(f)            Exercisability and Vesting of Options.  Options granted hereunder shall be designated by the Board or the Committee as Service Options or Performance Options.  Options shall become exercisable pursuant to the following terms and (except as otherwise expressly provided for in the agreement granting such Option, in any agreement between the Company and the Participant or below in this Section 6(f)) only if the Employee is an employee or the Consultant is a consultant of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof) or, in the case of a Director, the Director is a member of the Board or board of directors of any of its subsidiaries on the date on which such Option becomes exercisable.  An Option (or portion thereof) which becomes exercisable pursuant to the terms of this Section 6(f) is referred to as a “Vested Option.”

(i)            The Board or the Committee may designate certain Options as Service Options (“Service Options”).  Except as the Board or the Committee may otherwise determine, Service Options granted on the Effective Date shall vest and become exercisable with respect to 20% of the Option Shares as of the first anniversary of the date of grant and with respect to an additional 20% of the Option Shares as of each of the second, third, fourth and fifth anniversaries of the date of grant; provided that the Employee or Consultant remains in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof) or the Director remains a member of the Board or board of directors of any of its subsidiaries; and provided, further, that in the event of a Change in Control (as herein defined) of the Company all outstanding unvested Service Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control.

(ii)           The Board or the Committee may designate certain Options as Performance Options (“Performance Options”).  Except as the Board or the Committee may otherwise determine, or except as expressly provided for in the agreement granting such Option, Performance Options shall vest and become exercisable at a rate of up to 20% per year subject to the achievement of predetermined EBITDA Value (as defined in Schedule I hereto) targets for each fiscal year of the Company (the “Target EBITDA Values”), or the achievement of cumulative EBITDA Value targets (the “Cumulative Target EBITDA Values”).  Performance Options shall vest and become exercisable on April 15th following the year in which the Target EBITDA Values or the Cumulative Target EBITDA Values are achieved, provided that the Participant (A) remains in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof), or (B) is no longer in the employ of the Company or any of its subsidiaries due to an Involuntary Termination which occurred after the last day of the fiscal year of the Company.  The Target EBITDA Values and the Cumulative Target EBITDA Values for a grant of Performance Options shall be established prior to the relevant date of grant.  If the Target EBITDA Value for a fiscal year is not achieved, none of the Performance Options subject to vesting for such fiscal year shall become exercisable and such Performance Options shall instead remain eligible to vest and become exercisable if and when the applicable Cumulative Target EBITDA Value is achieved; provided, further, that in the event of a Change in Control, all outstanding Performance Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control; provided, further, that in the event of an IPO (as defined in the Management Stockholders Agreement) Performance Options not yet vested will no longer become exercisable in accordance with this Section 6(f)(ii) and will vest and become exercisable as if they were Service Options, in the same manner as determined under clause (i) of this Section 6(f).

Subject to Sections 8 and 11 hereof, the Target EBITDA Values and the Cumulative Target EBITDA Values as established pursuant to the Plan, shall be adjusted as determined by the Board in good faith if there has been a disposition of assets representing a substantial portion of the consolidated assets of the Company, an acquisition of assets representing a substantial portion of the consolidated assets of the Company, a recapitalization or merger of the Company, or other extraordinary transaction in the preceding four quarters.

(iii)          “Change in Control,” shall mean:  (A) on or prior to an IPO (i) the merger of the Company with or into another corporation as a result of which Stonington owns less than 30% of the outstanding common stock (on a fully diluted basis, assuming exercise of all options and warrants, whether or not then exercisable) of the surviving company (or parent thereof), (ii) the sale of all or substantially all of the assets of the Company to an entity not controlled by Stonington, or (iii) the sale (in a single transaction or series of related transactions) to an entity not controlled by Stonington of shares of Common Stock and as a result of which Stonington owns less than 30% of the outstanding Common Stock (on a fully, diluted basis, assuming exercise of all options and warrants, whether or not then exercisable); provided, however, that an IPO shall not constitute a Change in Control; and (B) following an IPO (1) when a “person”, as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group”, as defined in Section

13(d) and 14(d) thereof either directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then outstanding Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (2) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Company Incumbent Directors”), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors, (3) when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors; (4) the consummation of a reorganization, merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 60% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such reorganization, merger or consolidation is owned by persons who were not stockholders of the Company immediately prior to such reorganization, merger, consolidation; or (5) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

(g)           Procedure for Exercise and Payment for Shares.  Exercise of an Option shall be made by the giving of written notice to the Company by the Participant.  Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made.  The payments for Option Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company.  Upon (x) the exercise of any Option, in compliance with the provisions of this Section 6(g), (y) receipt by the Company of the payment for the Option Shares so purchased together with cash in the amount of (or the making of arrangements referred to in Section 13 of the Plan with respect to) any taxes required to be collected or withheld as a result of the exercise of this Option, and (z) receipt by the Company of an executed copy of the Management Stockholders Agreement (unless such Participant is already a party thereto or the Company receives such other evidence as the Company may reasonably require to ensure that the Option Shares issuable upon exercise of the Option shall be subject to the Management Stockholders Agreement), the Company shall deliver or cause to be delivered to the Participant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which the Option is so exercised and payment is so made.  The Option Shares shall be registered in the name of the exercising Participant; provided that in no event shall any Option Shares be issued pursuant to exercise of an Option until full payment therefor shall have made in one of the manners set forth below; and provided, further, that until such payment has been made, the exercising Participant shall have no rights of a shareholder.  For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein.  The exercise price shall be payable at the election of the Participant, in whole or in part, in any one or a combination of cash or “Mature Common Stock” valued at the Fair Value Price (as defined below) as of the date the notice of exercise is given.  Mature Common Stock is defined as shares of Common Stock held by such Participant for more than six months.

(h)           Cash-Out of Certain Options.  (i)  Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or Committee may in its sole discretion cancel the vested portion of any Option held by a person who is at such time no longer an employee, consultant or director of the Company or its subsidiaries in exchange for a cash payment equal to the excess of (x) the Fair Value Price (as defined below) of the Option Shares subject to such Vested Option, over (y) the Option Price for such Option Shares, multiplied by the number of Option shares subject to such cancelled Options; provided, however, that the exercise of the right of the Board or the Committee hereunder shall not be made in contemplation of a Change in Control or an IPO.

(ii)           Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or the Committee may cancel any outstanding Option in exchange for a cash payment, or in the discretion of the Board or the Committee payment of other property, to the Participant equal to the excess of (x) the fair market value (as determined in good faith by the Board) of the consideration received per Stonington Share by Stonington in any sale (by merger, stock purchase or otherwise) to a person which is not an Affiliate (as defined in the Management Stockholders Agreement) of the Company or Stonington of all the then issued and outstanding Stonington Shares (as defined in the Management Stockholders Agreement) (a “Transfer Event”), over (y) the Option Price for such Option Shares, multiplied by the number of Option Shares subject to such cancelled Options, in each case effective upon the consummation of the Transfer Event.

(iii)          “Fair Value Price,” shall mean, with respect to each Option Share, as of any date of determination, (X) in the event there is no public market for the Common Stock, the quotient obtained by dividing (a) the excess of (I) the product of (A) the Company’s EBITDA (as defined in the Management Stockholders Agreement) for the four full fiscal quarters ending immediately preceding the date of determination, and (B) 6.0 over (II) the excess of (C) the sum of (x) the aggregate principal amount of any Indebtedness (as defined in the Management Stockholders Agreement), determined in accordance with GAAP (as defined in the Management Stockholders Agreement), as of the end of the most recently completed fiscal quarter of the Company and (y) the aggregate liquidation value (including any accrued dividends thereon) of any outstanding preferred stock of the Company or any of its subsidiaries that is held by persons or entities other than the Company or any of its subsidiaries, determined in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Company, over (D) the sum of the amount of cash deemed to be on hand as of the end of such quarter as a result of the assumed exercise of all outstanding Options as described in the next paragraph and the amount of cash and cash equivalents, determined in accordance with GAAP, held by the Company or any of its subsidiaries as of the end of such quarter by (b) the number of Shares then outstanding determined on a fully diluted basis as of the end of its most recently completed fiscal quarter of the Company; provided, however, if there had been a disposition of assets representing a substantial portion of the consolidated assets of the Company, an acquisition of assets representing a substantial portion of the consolidated assets of the Company, a recapitalization or merger of the Company, or other extraordinary transaction in the preceding four quarters then the Fair Value Price shall be adjusted as determined by the Board in good faith or (Y) in the event of a public market for the Common Stock, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Board, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the date of determination (or, if there were no sales on the date of determination, the closing price of a share of Common Stock as reported on said composite tape or automated system for the most recent day during which a sale occurred).

In making calculations for purposes of subclauses (a) and (b) of clause (X) of the preceding paragraph it shall be assumed that all Options (whether or not then vested or exercisable), warrants and rights to purchase shares of Common Stock and securities convertible or exchangeable into shares of Common Stock, if any, outstanding on the date as of which the calculation is being made had been exercised, converted or exchanged on such date if the exercise price or conversion or exchange price is less than the Fair Value Price per share and any purchase price for shares of Common Stock payable upon such exercise had been paid in cash and appropriate adjustments (including without limitation the reflection of such cash exercise price and the issuance of such additional shares of Common Stock) made to the relevant balance sheet of the Company.

7.             Requirements of Law and of Certain Agreements.  If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Participant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation.  Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Participant shall deliver to the Company his or her written statements satisfactory in form and content to the Company, that he or she intends to hold the option Shares so acquired by him or her for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or “blue sky” law.  Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or “blue sky” law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation.  All Option Shares shall bear the legends provided for in the Management Stockholders Agreement.

8.             Adjustments.  In the event of the declaration of any stock dividend on any class of shares of common stock of the Company or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, the number and/or character of the Option Shares and/or the Option Price of any Option granted under the Plan, shall be appropriately adjusted by changes in this Plan and in any Options outstanding pursuant to this Plan (including, if appropriate, by substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property for the Options) that may be deemed to be appropriate by the Committee or the Board, acting in good faith.

9.             Grant of Terminated Options.  If any Option (or any portion thereof) terminates as a result of an Participant’s ceasing to be an Employee, Consultant or Director of the Company or its subsidiaries, the Committee or the Board may grant to any Participant other than such former Participant an additional Option or Options with respect to the unissued Option Shares previously subject to the Option (or portion thereof) so terminated at such price and on terms and conditions determined by the Board at the date of such grant.

10.          Termination of Employment or Consultancy.

(a)           The employment of an Employee shall not be deemed to have terminated if the Employee is an employee of the Company who is transferred to and becomes an employee of a subsidiary of the Company or, if he or she is an employee of a subsidiary of the Company, who is transferred to and becomes an employee of the Company or another subsidiary of the Company; provided, however, that if a subsidiary of the Company ceases to be a subsidiary, all employees of such subsidiary not theretofore transferred to and becoming employees of the Company or of another subsidiary of the Company shall be deemed to have ceased to be Employees within the meaning of this Plan on the date such subsidiary ceases to be a subsidiary of the Company.

(b)           The consultancy of a Consultant shall not be deemed to have terminated if the Consultant is a Consultant of the Company who is transferred to and becomes an consultant of a subsidiary of the Company or, if he or she is a consultant of a subsidiary of the Company, who is transferred to and becomes a consultant of the Company or another subsidiary of the Company; provided, however, that if a subsidiary of the Company ceases to be a subsidiary, any consultants of such subsidiary not theretofore transferred to and becoming consultants of the Company or of another subsidiary of the Company shall be deemed to have ceased to be Consultants within the meaning of this Plan on the date such subsidiary ceases to be a subsidiary of the Company.

11.          Termination, Amendment or Discontinuance of the Plan.

(a)           This Plan shall terminate upon, and no Options shall be granted after, the close of business on January 1, 2012 unless it shall have sooner terminated by there having been granted and either fully exercised or cancelled in exchange for a cash payment Options covering the entire 2,087,835 Option Shares subject to this Plan.

(b)           The Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Board may not alter or amend or discontinue or revoke of otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised in a manner adverse to Option holders, except in an adjustment referred to in Section 8 above or in Section 11(c) below, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended.  Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of employment, consultancy or directorship of a Participant.  The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

(c)           In the event of the declaration of any stock dividend on any class of shares of common stock of the Company or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, such substitution or adjustments (including if appropriate substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property) shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the vesting criteria of outstanding Options, as may be determined to be appropriate by the Committee or the Board, acting in good faith.

12.          Liquidation of the Company.  In the event of the complete liquidation or dissolution of the Company other than as an incident to a merger, reorganization, or other transaction referred to in Section 8 or 11(c) above, any Options remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan and each Vested Option shall be entitled to a payment in cancellation thereof equal to the excess, if any, of the amount received per Option Share in such liquidation or dissolution over the Option Price, multiplied by the number of Option Shares subject to such Option.

13.          General Provisions.

(a)           Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees, consultants or directors.

(b)           The adoption of the Plan shall not confer upon any Employee any right to continued employment, any Consultant any right to continued consultancy or any Director any right to continue as a member of the Board or board of directors of any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment, consultancy or directorship of any Employee, Consultant or Director at any time.

(c)           No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Option Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements reasonably satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that such arrangements need not involve the advancement by the Company of any funds to, for or on behalf of any Participant or the incurrence or payment by the Company of any costs or expenses.  With the approval of the Committee, a Participant may satisfy the foregoing requirements by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld (but not in excess of the Company’s minimum statutory withholding).  The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d)           The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

SCHEDULE I

EBITDA Values

Fiscal	2002	2003	2004	2005	2006
Target EBITDA Value (thousands)	$13,000	$18,000	$23,000	$26,500	$30,000
Cumulative Target EBITDA Value (thousands)	$13,000	$31,000	$54,000	$80,500	$110,500

EBITDA Value for a fiscal year shall mean the consolidated earnings from continuing operations of the Company and its subsidiaries for such period before consolidated interest, taxes, depreciation and amortization, determined in accordance with GAAP in effect on the date hereof and consistent with the principles utilized in connection with the preparation of the audited financial statements of the Company for the Fiscal Year ended December 31, 2002 excluding (i) extraordinary charges and gains and (ii) any charges or gains attributable to the grant or exercise of the Options.

Lincoln Educational Services

Management Stock Option Plan

Option Plan	Tab 1

Option Agreement	Tab 2

Stockholders Agreement	Tab 3

Overview	Tab 4